Exhibit 99.1


                                DURLAND & COMPANY
                            CERTIFIED PUBLIC ACCOUNTS
                           A PROFESSIONAL ASSOCIATION
                               232A ROYAL PALM WAY
                              PALM BEACH, FL 33480
                          (561) 822-9995 * FAX 822-9942



April 1, 2002



Elva, Inc.
West Palm Beach, FL   33401


Gentlemen:

We are unable to complete the audit of the financial statements of Elva, Inc. as of December 31, 2001and for the year ended in time for the Company's Form 10-KSB to be filed timely, due to unforseen circumstances.


Sincerely,
/s/ Durland & Company, CPAs, P.A.
Durland & Company



SHD/dhl